    As filed with the Securities and Exchange Commission on September 4, 2002

                                                   Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           THE MED-DESIGN CORPORATION
               (Exact name of issuer as specified in its charter)

              Delaware
   (State or other jurisdiction of                    23-2771475
   incorporation of organization)        (I.R.S. Employer Identification No.)

                               2810 Bunsen Avenue
                                Ventura, CA 93003
                    (Address of principal executive offices)

               Warrant to Purchase Common Stock of The Med-Design
          Corporation issued to John A. Botich, dated February 18, 2000

            The Med-Design Corporation 2001 Equity Compensation Plan
                            (Full title of the plans)

                                James M. Donegan
                             Chief Executive Officer
                           The Med-Design Corporation
                               2810 Bunsen Avenue
                                Ventura, CA 93003
                     (Name and address of agent for service)

                                 (805) 339-0375
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              E. Stoney Read, Esq.
                              Bongiovanni & Berger
                       121 South Broad Street, Suite 1700
                             Philadelphia, PA 19107
                                 (215) 790-0060

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                  Proposed maximum
 Title of securities to  Number of shares to     offering price per        Proposed maximum          Amount of
     be registered         be registered (1)            share          Aggregate offering price   registration fee
---------------------------------------------------------------------------------------------------------------------
Common stock,                   844,460               $4.78(2)               $4,036,519(2)             $371(2)
par value $0.01
---------------------------------------------------------------------------------------------------------------------
Common stock,
par value $0.01                 845,540              $12.27(3)              $10,374,776(3)             $955(3)
---------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01                  40,000              $16.38(4)                 $655,200(4)              $60(4)
---------------------------------------------------------------------------------------------------------------------
Total                         1,730,000                                     $15,066,495              $1,386
=====================================================================================================================

(1) This Registration Statement covers shares of Common Stock of The Med-Design Corporation which may be offered or sold pursuant to The Med-Design Corporation 2001 Equity Compensation Plan and 40,000 shares of common stock that may be sold in connection with the exercise of the warrant to John Botich at any time.
(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average $4.78 of the high and low sales prices of shares of the Company's Common Stock on September 3, 2002, as reported on the Nasdaq National Market.
(3) Based pursuant to Paragraph (h) of Rule 457 under the Securities Act of 1933 on the weighted average exercise price of the options being issued under the Plan.
(4) Based pursuant to Paragraph (h) of Rule 457 under the Securities Act of 1933 on the per share exercise price of shares underlying the warrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, as filed by us with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended.

     (b) Our Quarterly Report of Form 10-Q for the three months ended June 30, 2002.

     (c) Our Quarterly Report on Form 10-Q for the three months ended March 31, 2002.

     (d)  Our Current Report on Form 8-K filed with the SEC on August 15, 2002.

     (e)  Our Current Report on Form 8-K filed with the SEC on July 29, 2002.

     (f)  Our Current Report on Form 8-K filed with the SEC on May 8, 2002.

     (g)  Our Current Report on Form 8-K filed with the SEC on March 11, 2002.

     (h)  Our Current Report on Form 8-K filed with the SEC on March 26, 2002.

     (i)  Our Current Report on Form 8-K filed with the SEC on April 8, 2002.

     (j) The description of our common stock, set forth in our registration statement on Form 8-A filed on April 7, 1995.

All documents that we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded will not be deemed to constitute a part hereof except as so modified or superseded.

You may request a copy of these filings, at no cost, by contacting: Lawrence D. Ellis, Chief Financial Officer, The Med-Design Corporation, 2810 Bunsen Avenue, Ventura, CA 93003 (telephone number- (805) 339-0375).

Experts

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2001, as amended, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

Joseph N. Bongiovanni, III is our Vice President, Secretary and General Counsel. At August 28, 2002, Mr. Bongiovanni held 3,000 shares of our common stock and options and warrants to purchase 129,000 and 75,000 shares of our common stock, respectively.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any willful or negligent payment of an unlawful dividend, stock purchase or redemption, or (d) for any transaction from which the director derived an improper personal benefit. Article 10 of our Certificate of Incorporation provides that the personal liability of our directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.
Article VII of our Bylaws provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reasons of the fact that he or she is or was our director, officer and, if designated by our Board of Directors as an authorized representative, our employee or agent, against certain liabilities, costs and expenses. Article VII further permits us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability under the DGCL.

We have purchased directors and officers liability insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this Registration
Statement.

  Exhibit Number  Description
  --------------  -----------

       4.1        Warrant to Purchase Common Stock of The Med-Design
                  Corporation issued to John A. Botich, dated February 18, 2000.
       4.2 The Med-Design Corporation 2001 Equity Compensation Plan, as amended.
       5.1        Opinion of Bongiovanni & Berger.
      23.1        Consent of PricewaterhouseCoopers LLP.
      23.2 Consent of Bongiovanni & Berger (contained in the opinion of counsel filed as Exhibit 5.1).
      24.1 Powers of Attorney (included on signature page of this Registration Statement).

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, state of California, on this 3rd day of September, 2002.

                           THE MED-DESIGN CORPORATION


                                         By:/s/ James M. Donegan
                                            ----------------------------------
                                            James M. Donegan
                                            President, Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints James M. Donegan, Joseph N. Bongiovanni, III and Lawrence D. Ellis, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and a related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                                    Date
---------                               -----                                    ----
/s/ James M. Donegan                    Chairman of the Board, President         September 3, 2002
----------------------------------      and Chief Executive Officer
James M. Donegan                        (Principal Executive Officer)


/s/ Lawrence D. Ellis                   Chief Financial Officer (Principal       September 3, 2002
----------------------------------      Financial and Accounting Officer)
Lawrence D. Ellis

/s/ Joseph N. Bongiovanni, III          Director                                 September 3, 2002
----------------------------------
Joseph N. Bongiovanni, III

/s/ Michael W. Simpson                  Director                                 September 3, 2002
----------------------------------
Michael W. Simpson

Signature                               Title                                    Date
---------                               -----                                    ----
/s/ Vincent Papa                        Director                                 September 3, 2002
----------------------------------
Vincent Papa

                                        Director                                 September 3, 2002
----------------------------------
Gilbert M. White

/s/ Pasquale L. Vallone                 Director                                 September 3, 2002
----------------------------------
Pasquale L. Vallone

                                        Director                                 September 3, 2002
----------------------------------
Ralph Balzano

                                        Director                                 September 3, 2002
----------------------------------
John Branton

                                        Director                                 September 3, 2002
----------------------------------
D. Walter Cohen

/s/ Paul D. Castignani                  Director                                 September 3, 2002
----------------------------------
Paul D. Castignani

/s/ James E. Schleif                    Director                                 September 3, 2002
----------------------------------
James E. Schleif

                           THE MED-DESIGN CORPORATION

                                  EXHIBIT INDEX


  Exhibit Number  Description
  --------------  -----------
        4.1       Warrant to Purchase Common Stock of The Med-Design Corporation
                  issued to John A. Botich, dated February 18, 2000.
        4.2       The Med-Design Corporation 2001 Equity Compensation Plan, as
                  amended.
        5.1       Opinion of Bongiovanni & Berger.
       23.1       Consent of Independent Accountants.
       23.2 Consent of Bongiovanni & Berger (contained in the opinion of counsel filed as Exhibit 5.1).
       24.1 Powers of Attorney (included on signature page of this Registration Statement).